Exhibit 10.30
DELEK LOGISTICS GP, LLC
2012 LONG-TERM INCENTIVE PLAN
PERFORMANCE-BASED PHANTOM UNIT AGREEMENT
This Performance-Based Phantom Unit Agreement ("Agreement") between Delek Logistics GP, LLC (the "Company") and         (the "Participant"), regarding an award ("Award") of Performance-Based Phantom Units, upon the terms and conditions set forth in this Agreement and the Delek Logistics GP, LLC 2012 Long-Term Incentive Plan (the "Plan"), granted to the Participant on          (the "Grant Date"). Now, therefore, the parties hereto agree as follows:
1. Relationship to Plan. This Award is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee thereunder and are in effect on the date hereof. Except as otherwise provided herein, capitalized terms shall have the same meanings ascribed to them under the Plan.
2. Award. The Company hereby grants to the Participant pursuant to the Plan an Award of Performance-Based Phantom Units (the “PPUs”) as set forth in Exhibit A hereto.
3. PPUs. The PPUs constitute an unfunded and unsecured promise of the Company to deliver to the Participant, subject to the satisfaction of the vesting conditions set forth in Section 4 below and Exhibit A hereto and subject to the other terms and conditions of this Agreement and the Plan, that number of Units referenced by the PPUs. Until such delivery, the Participant shall have the rights of a general unsecured creditor of the Company with respect to the PPUs and shall not have any rights as a unitholder of the Partnership.
4. Vesting Schedule; Settlement. Except as otherwise provided herein, the Plan or any other agreement(s) between the Company and the Participant, the PPUs shall vest pursuant to the terms and conditions set forth in Exhibit A hereto and all vesting is subject to the Participant's continuous employment or other service with the Company, the Partnership, or their affiliates through each applicable vesting date.
(a) Except as otherwise provided herein or the Plan, the Phantom Units shall vest with respect to 10% of the Units subject thereto on                                     ; provided that the Participant remains in continuous service with the Company or its Affiliates through each applicable vesting date. The Participant shall forfeit the unvested portion of the Phantom Units upon the termination of the Participant's service with the Company or its Affiliates.
(b) Upon the occurrence of an Exchange Transaction, the treatment of the Phantom Units shall be governed by Section 9 of the Plan.
(c) Within 60 calendar days following vesting with respect to the PPUs, the Participant shall be entitled to receive a Unit. Units will be evidenced, at the sole option and in the sole discretion of the Committee, either (i) in book-entry form in the Participant's name in the Unit register of the Partnership maintained by the Partnership's transfer agent or (ii) a unit certificate issued in the Participant's name. Upon delivery of a Unit in respect of the PPUs, such Unit shall cease to be outstanding in the Participant's notional account described in Section 5.
(d) Termination of Employment. In the event that the Participant's employment with the Company, the Partnership and/or their subsidiaries is terminated prior to the end of the Performance Period and prior to the occurrence of a Change in Control, the Participant shall forfeit the PPUs and all of the Participant's rights hereunder shall cease; provided, that the Committee shall have the discretion to provide for the vesting of all or a portion of the PPUs upon or following the Participant's termination of employment in circumstances such as Participant's involuntary termination other than for cause, death, disability or retirement pursuant to any applicable Company or Partnership policy as the Committee shall determine in its sole discretion. The Participant's rights to the PPUs shall not be affected by any change in the nature of the Participant's employment so long as the Participant continues to be an employee or other applicable service provider, within the discretion of the Committee, of the Company, of the Partnership or any of its Subsidiaries.

5. Distribution Equivalent Rights. During the Restricted Period, the Award of PPUs hereunder shall be evidenced by entry in a bookkeeping account and shall include a tandem Distribution Equivalent Right with respect to the PPUs. Distribution Equivalent Rights shall be paid with respect to all cash distributions. Pursuant to the Distribution Equivalent Right, cash distributions paid with respect to PPUs shall not be distributed when paid but shall be distributed to the Participant in cash upon vesting of the related PPUs, subject to the same terms and conditions as such PPUs. Upon forfeiture of the PPUs pursuant to this Agreement, the corresponding Distribution Equivalent Right shall also be forfeited. For the avoidance of doubt, no dividend equivalents shall be paid with respect to PPUs that do not vest.

6. Rights as Unitholder; Delivery of Units. Until delivery of Units as described in Section 4(c), the Participant shall have no rights as a unitholder as a result of the grant of Phantom Units hereunder. The Company shall not be obligated to deliver any Units if counsel to the Company determines that such sale or delivery would violate any applicable law or any rule or regulations of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Units are listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the delivery of Units to comply with any such law, rule, regulations or agreement.
7. Assignment of Award. The Participant's rights under this Agreement and the Plan are personal; no assignment or transfer of the Participant's rights under and interest in this Award may be made by the Participant other than by will, by beneficiary designation, by the laws of descent and distribution or by a qualified domestic relations order. Any attempt by the Participant or any other person claiming against, through or under the Participant to cause the PPUs or any part of it to be Transferred in any manner and for any purpose shall be null and void and without effect upon the Company, the Partnership, the Participant or any other person.
8. Withholding. No Units shall be delivered hereunder to or in respect of a Participant unless the amount of all federal, state and other governmental withholding tax requirements imposed upon the Company with respect to the issuance of such Units has been remitted to the Company or unless provisions to pay such withholding requirements have been made to the satisfaction of the Committee. The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with this Award. The Participant may pay all or any portion of the taxes required to be withheld by the Company or paid by the Participant in connection with the vesting of all or any portion of this Award by delivering cash or (i) until the Committee determines otherwise, by electing to have the Company withhold Units or (ii) with the Committee's approval by delivering previously owned Units, in either case having a Fair Market Value equal to the amount required to be withheld or paid. The Participant may only elect the withholding of Units having a Fair Market Value equal to the statutory minimum withholding amount. The Participant must make the foregoing election on or before the date that the amount of tax to be withheld is determined.
9. No Employment Guaranteed. No provision of this Agreement shall confer any right upon the Participant to continued employment with the Company or any Affiliate.
10. Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware.
11. Amendment. This Agreement cannot be modified, altered or amended, except by an agreement, in writing, signed by both the Company and the Participant.
12. Compliance with Law / Transfer orders / Legends. The Company or the Partnership will not be obligated to issue or deliver Units pursuant to this Agreement unless the issuance and delivery of such Units complies with applicable law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange or market upon which the Units may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. All certificates for Units delivered under this Agreement shall be subject to such stock-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Units may then be listed, and any applicable federal or state securities law. The Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
13. Section 409A
(a) The Phantom Units granted pursuant to this Agreement are intended to comply with or be exempt from Code Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for the PPUs if such action would result in the imposition of taxes under Code Section 409A. Notwithstanding anything in this Agreement to the contrary, if any Plan provision or this Agreement results in the imposition of an additional tax under Code Section 409A, that Plan provision or provision of this Agreement shall be reformed, to the extent permissible under Code Section 409A, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant's rights to the PPUs.
(b) Notwithstanding any provision of the Agreement to the contrary, if the Participant is identified by the Company as a "specified employee" within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Participant has a "separation from service" (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any PPUs payable or settled on account of a separation from service that are deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (i) the first business day following the expiration of six months from the Participant's separation from service, (ii) the date of the Participant's death, or (iii) such earlier date as complies with the requirements of Code Section 409A.
(c) For all purposes of this Agreement, the Participant shall be considered to have terminated employment with the Company and its Affiliates when the Participant incurs a "separation from service" with the Company within the meaning of Treasury Regulation § 1.409A-1(h).
[signatures on next page]

DELEK LOGISTICS GP, LLC

Date:	By:
Name:
Title:
The Participant hereby accepts the foregoing Agreement, subject to the terms and provisions of the Plan and administrative interpretations thereof referred to above.

PARTICIPANT:
Date:	[Name]
Signature Page to Phantom Unit Agreement

EXHIBIT A:

Delek Logistics GP, LLC
Performance-Based Phantom Unit Award Targets

1. Target PPUs. The target number of PPUs that will vest for the Participant in connection with this award is _____.

2. Maximum Units. The maximum number of PPUs that will vest for the Participant in connection with this award is _____.

3. Performance Period. The "Performance Period" for this award shall begin on _____ and end on _____.

4. Performance Goal. The "Performance Goal" for this award is
                                                                .

5. Definitions. For purposes of this Exhibit A, the following terms have the following meanings:

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6. Percentage of PPUs Vested. Following the end of the Performance Period, the Committee will determine the extent to which the PPUs have become vested pursuant to this award according to the following schedule:

7. Adjustments Upon Change in Capitalization. In the event of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, spin-offs, stock dividend or similar capital adjustment, as a result of which units of any class shall be issued in respect of outstanding Units or Units shall be changed into a different number of units or into another class or classes or into other property or cash, the number of Target PPUs shall be adjusted proportionately or as otherwise appropriate to reflect such event so as to preserve (without enlarging) the value of the award hereunder, with the manner of such adjustment to be determined by the Committee in its sole discretion. This paragraph shall also apply with respect to any extraordinary dividend or other extraordinary distribution in respect of Units (whether in the form of cash or other property).